Exhibit 99.1

NEWS RELEASE

Construction Partners Announces FY2018 Six Month Results

Reports Record Revenue and Gross Profit for First Half Fiscal Year

Company Provides 2018 Outlook

DOTHAN, AL - June 4, 2018 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or “the Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today reported financial and operating results for its fiscal second quarter and six months ended March 31, 2018.

FY2018 Six Month Highlights

•	Revenue was $269.3 million

•	Gross Profit was $36.5 million

•	Net Income(1) was $22.2 million

•	Adjusted EBITDA(2) was $24.5 million

•	Backlog totaled $563.8 million at March 31, 2018

Recent Growth Strategy Developments

•	Completed one new greenfield expansion in fiscal 2018 (North Carolina)

•	Completed Initial Public Offering (IPO) in May

•	Completed $51.1 million acquisition of The Scruggs Company in May

“Our Company continues to execute as expected with a solid second quarter performance that led to record first half revenue and gross profit results,” stated Charles E. Owens, CPI’s President and Chief Executive Officer.

“We are also very pleased with the completion of our 16th acquisition, which we announced after the quarter ended, that complements our existing operations in the Southeastern U.S.,” added Owens. “This acquisition, along with our recent greenfield expansion in North Carolina, furthers our goal to expand our vertically integrated civil infrastructure operations. We will continue to execute on our controlled, profitable growth strategy through organic growth as well as growth from future acquisitions in the highly fragmented, high-growth markets where we compete. We will also continue to benefit from increased investment in transportation infrastructure by the public customers we serve.

(1)	Net income includes the positive after-tax impact of $10.6 million from a third-party settlement recorded in the second quarter.
(2)	Adjusted EBITDA is a non-GAAP measure. Please see a reconciliation to the nearest GAAP measures at the end of this news release.

Construction Partners, Inc. News Release

“I want to thank all of our employees for their hard work and dedication in helping CPI become one of the fastest growing civil infrastructure companies in the U.S. We will remain focused on the key drivers of our businesses to achieve operational excellence and to efficiently manage costs to grow profitability and enhance shareholder value,” said Owens.

Ned Fleming, CPI’s Chairman, added, “We are excited to have completed our IPO in May and believe we are well positioned to continue our strong record of growth in the Southeastern U.S., which is one of the fastest growing areas in the country. With our unique business model and strategic growth plan, we are targeting revenue in excess of $1 billion by 2022 while maintaining annual double-digit adjusted EBITDA margins.”

Initial Public Offering

On May 8, the Company closed on its Initial Public Offering of 11,250,000 shares of its Class A common stock at $12.00 per share. CPI sold 9,000,000 shares, and certain selling stockholders sold 2,250,000 shares. Together with the sale of an additional 350,000 primary and 350,000 secondary shares issued and sold pursuant to the underwriters’ 30-day over-allotment option, the Company has sold a total of 11,950,000 common shares to date. Proceeds net to CPI after payment of underwriting expenses and prior to the additional total estimated expenses of approximately $5.8 million totaled $104.3 million. CPI intends to use the proceeds for growth capital, to fund acquisitions and for general corporate purposes, which may include the repayment of debt from time to time.

Acquisition of The Scruggs Company

CPI completed the acquisition of The Scruggs Company on May 15 for $51.1 million in cash, excluding certain working capital adjustments. This acquisition is accretive to earnings per share and is expected to contribute revenue of approximately $65-$75 million over the next 12 months.

The Scruggs Company is a vertically integrated civil infrastructure company serving public and private customers in southern Georgia and operates three hot mix asphalt plants, three aggregate mines and one industrial plant. This synergistic “platform” acquisition is a strategic complement to our existing operations in the Southeastern U.S.

Construction Partners, Inc. News Release

Fiscal Year 2018 Outlook

Due to the favorable Southeastern U.S. climate, CPI is able to operate its business during all twelve months of the year, and while the business is not cyclical, the historic seasonality of the business has led to approximately 40 percent of revenue coming in the first half of the fiscal year with 60 percent occurring in the second half of our fiscal year.

•	Revenue in the range of $690.0 million to $710.0 million compared to $568.2 million in FY2017

•	Net Income(3) in the range of $47.0 million to $50.0 million compared to $26.0 million in FY2017

•	Adjusted EBITDA in the range of $75.0 million to $80.0 million compared to $69.3million in FY2017

(3)	Includes the positive after-tax impact of $10.6 million from a third-party settlement recorded in the second quarter.

Conference Call Today

CPI will conduct a conference call today at 10:00 a.m. Central Time, 11:00 a.m. Eastern Time, to discuss financial and operating results of the quarter ended March 31, 2018.

To access the call live by phone, dial 412-902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through June 11th by calling (201) 612-7415 and using pass code 13680338#. A webcast of the call will also be available live and for later replay on CPI’s Investor Relations website at http://ir.constructionpartners.net.

About Construction Partners, Inc.

Construction Partners is a vertically integrated civil infrastructure company operating across five southeastern states, operating 30 Hot Mix Asphalt plants and nine aggregate facilities. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of CPI’s public projects are maintenance related. Private sector projects include paving and sitework for residential subdivisions, office and industrial parks, shopping centers and local businesses. To learn more, visit www.constructionpartners.net.

Contacts:

Rick Black / Ken Dennard

Dennard Lascar Investor Relations

ROAD@DennardLascar.com

(713) 529-6600

Construction Partners, Inc. News Release

Cautionary Note Regarding Forward-Looking Statements

Certain information contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, the acquisition of The Scruggs Company and the expected benefits thereof. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of the acquisition, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to successfully identify, manage and integrate acquisitions; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to remediate material weaknesses in internal control over financial reporting identified in preparing our financial statements and to subsequently maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in Construction Partners’ registration statement on Form S-1. Forward-looking statements speak only as of the date they are made. Construction Partners assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements expect to the extent required by applicable law.

- Financial Statements Follow -

Construction Partners, Inc. News Release

Construction Partners, Inc.

Consolidated Statements of Income

(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2018	2017	2018	2017
Revenues	$118,899	$110,366	$269,320	$232,486
Cost of revenues	105,150	96,005	232,773	199,396

Gross profit	13,749	14,361	36,547	33,090
General and administrative expenses	(13,358)	(10,965)	(25,784)	(21,528)
Settlement income	14,803	—	14,803	—
Gain on sale of equipment, net	886	2,183	1,031	2,437

Operating income	16,080	5,579	26,597	13,999
Interest expense, net	(253)	(1,096)	(550)	(2,143)
Other expense	(39)	(105)	(60)	(131)

Income before provision for income taxes and earnings from investment in joint venture	15,788	4,378	25,987	11,725
Provision for income taxes	4,770	1,578	3,973	4,364
Earnings from investment in joint venture	230	—	230	—

Net income	$11,248	$2,800	$22,244	$7,361

Net income per share attributable to common stockholders:
Basic	$0.27	$0.07	$0.53	$0.18
Diluted	$0.27	$0.07	$0.53	$0.18

Weighted average number of common shares outstanding:
Basic	41,717,024	41,502,490	41,704,071	41,502,490
Diluted	41,910,122	41,505,180	41,874,442	41,502,490

Construction Partners, Inc. News Release

Construction Partners, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2018	September 30, 2017
	(unaudited)
ASSETS
Current assets:
Cash	$25,797	$27,547
Contracts receivable including retainage, net	75,883	120,984
Costs and estimated earnings in excess of billings on uncompleted contracts	10,132	4,592
Inventories	19,829	17,487
Other current assets	12,610	4,520

Total current assets	144,251	175,130

Property, plant and equipment, net	125,264	115,911
Goodwill	30,600	30,600
Intangible assets, net	2,400	2,550
Investment in joint venture	630	—
Other assets	14,442	2,483
Deferred income taxes, net	2,235	1,876

Total assets	$319,822	$328,550

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,324	$52,402
Billings in excess of costs and estimated earnings on uncompleted contracts	32,107	32,108
Current maturities of debt	10,000	10,000
Accrued expenses and other current liabilities	16,789	20,036

Total current liabilities	96,220	114,546

Long-term liabilities:
Long-term debt, net of current maturities	37,175	47,136
Deferred income taxes, net	6,556	9,667
Other long-term liabilities	4,837	5,020

Total long-term liabilities	48,568	61,823

Total liabilities	144,788	176,369

Commitments and contingencies
Stockholders’ Equity
Preferred stock, par value $0.001; 1,000,000 shares authorized and no shares issued and outstanding	—	—
Common stock, $0.001 par value, 126,000,000 shares authorized, 44,987,574 issued and 41,817,541 and 41,691,541 outstanding at March 31, 2018 and December 31, 2017, respectively	45	45
Additional paid-in capital	142,536	142,385
Treasury stock, at cost	(11,525)	(11,983)
Retained earnings	43,978	21,734

Total stockholders’ equity	175,034	152,181

Total liabilities and stockholders’ equity	$319,822	$328,550

Construction Partners, Inc. News Release

NON-GAAP Financial Measures - Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents net income before interest expense, net, provision (benefit) for income taxes, depreciation, depletion and amortization, equity-based compensation expense, loss on extinguishment of debt and certain management fees and expenses, and excludes income recognized in connection with the Settlement. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA and Adjusted EBITDA Margin as management uses these measures as key performance indicators, and we believe they are measures frequently used by securities analysts, investors and other parties to evaluate companies in our industry. These measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.

Our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly named measures reported by other companies. Potential differences between our measure of Adjusted EBITDA compared to other similar companies’ measures of Adjusted EBITDA may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA, and the calculation of Adjusted EBITDA Margin for each of the periods presented (unaudited, in thousands):

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2018	2017	2018	2017
Net income	$11,248	$2,800	$22,244	$7,361
Interest expense, net	253	1,096	550	2,143
Provision (benefit) for income taxes	4,770	1,578	3,973	4,364
Depreciation, depletion and amortization of long-lived assets	5,633	5,279	11,308	10,501
Equity-based compensation expense	604	74	604	156
Loss on extinguishment of debt	—	—	—	—
Settlement income (4)	(14,803)	—	(14,803)	—
Management fees and expenses (5)	311	373	651	684

Adjusted EBITDA	$8,016	$11,200	$24,527	$25,209

Revenues	$118,899	$110,366	$269,320	$232,486
Adjusted EBITDA Margin	6.7%	10.1%	9.1%	10.8%

(4)	Represents pre-tax income recognized in connection with the Settlement.
(5)	Reflects fees and reimbursement of certain out-of-pocket-expenses under a management services agreement with SunTx.

Construction Partners, Inc. News Release

Construction Partners, Inc.

Fiscal Year 2018 Outlook

	For the Twelve Months Ended September 30, 2018		For the Twelve Months Ended September 30, 2017
	Low	High
	(unaudited)	(unaudited)
Net income	$47,000	$50,000	$26,040
Interest expense, net	1,600	1,700	3,960
Provision (benefit) for income taxes	14,000	15,200	14,472
Depreciation, depletion and amortization of long-lived assets	25,000	25,600	21,072
Equity-based compensation expense	970	970	513
Loss on extinguishment of debt	—	—	1,638
Settlement income (4)	(14,803)	(14,803)	—
Management fees and expenses (5)	1,230	1,340	1,309

Adjusted EBITDA	$74,997	$80,007	$69,274

Revenues	$690,000	$710,000	$568,212
Adjusted EBITDA Margin	10.9%	11.3%	12.2%

(4)	Represents pre-tax income recognized in connection with the Settlement.
(5)	Reflects fees and reimbursement of certain out-of-pocket-expenses under a management services agreement with SunTx.